Exhibit 23.6

Consent of Independent Public Accounting Firm

We hereby consent to the use in this Registration Statement (Form S-1 No. 333-129138) and related Prospectus of OMNI Energy Services Corp. of our report dated December 29, 2005, relating to our audits of the financial statements of Preheat, Inc. for the years ending December 31, 2004 and 2003. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement and Prospectus.

/s/ Arsement, Redd & Morella, L.L.C.

Lafayette, Louisiana

January 13, 2006